Exhibit 10.5
                         AMENDMENT NO. 4 TO THE
                 CENTRAL AND SOUTHERN HOLDING COMPANY
                           RETIREMENT PLAN



   THIS AMENDMENT made and entered into on this 19th day of December, 1996, by Central and Southern Holding Company, a
Georgia corporation (referred to herein as the "Corporation");

                           W I T N E S S E T H:

     WHEREAS, effective as of January 1, 1970, the Corporation adopted the Central and Southern Holding Company Retirement Plan (the "Plan) for the benefit of its eligible employees and their beneficiaries, which Plan has been amended from time to time to comply with changes in the Internal Revenue Code and ERISA; and

     WHEREAS, pursuant to Article VII of the Plan, the Corporation retains the power to amend or terminate the Plan at any time; and

     WHEREAS, the Corporation previously amended the Plan effective as of the close of business on April 15, 1994, to provide (i) that no future benefits would accrue under the Plan for any Participant after April 15, 1994, and (ii) that any Participant who was actively employed by the Corporation on April 15, 1994, or any former Participant who had not yet received a distribution of his or her Accrued Benefit prior to April 15, 1994, would become fully vested in his or her Accrued Benefit; and

     WHEREAS, the Corporation now deems it advisable that the Plan be amended to terminate the Plan effective as of June 1, 1996; and

     WHEREAS, the Corporation further deems it advisable that the Plan distribution provision be amended: (i) to permit a participant who is actively employed by the Corporation on the date his distribution is paid to direct to the Trustee to make a trustee-to-trustee transfer of the lump sum equivalent of his or her Accrued Benefit to the Profit Sharing and Savings Plan and Trust of Central and Southern Holding Company and
(ii) to permit lump sum distributions without limitations; and

     WHEREAS, the Corporation further deems it advisable to amend the Plan (i) to delete Section 4.4 regarding Disability Benefits, and (ii) to change the interest rate and mortality table used for purposes of calculating lump sum distributions under the Plan as permitted pursuant to Regulation Section 1.417(e)-1T(d) (10) (iii);




     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                    1.

     Effective as of the close of business on June 1, 1996, the Plan shall terminate.

                    2.

   Section 4.7(c) of the Plan is hereby amended by deleting subsections (i), (ii), and (iii) in their entirety and substituting the following:

     (i)    A lump sum distribution; or

     (ii) Joint and 50% Survivor Annuity for the life of the Participant and a designated Beneficiary; or

     (iii)  Single life annuity for the life of the Participant only; or

     (iv)   A trustee-to-trustee transfer of the Actuarial
            Equivalent lump sum value of his Accrued Benefit to the Profit Sharing and Savings Plan and Trust of Central and Southern Holding Company.
            This payment option shall be available only to a Participant who is actively employed by the Corporation as of the date such Participant's benefits are distributed.

                    3.

     Section 4.4 regarding Disability Benefits is deleted in its entirety.

                    4.

   Section 1.3 of the Plan is hereby amended by deleting the second paragraph thereof and substituting the following therefore:

          "With respect to a lump sum payment, the Actuarial
   Equivalent of such payment shall not be less than that calculated as follows:

               (a)  for distributions occurring prior to April
          1, 1996:

                    (i) (A) if the present value of the vested
               Accrued Benefit is not in excess of $25,000, by using the interest rate that would be used as of the beginning of the Plan Year immediately preceding the date of distribution by the Pension Benefit Guaranty Corporation to determine the present value of the lump sum distribution on Plan termination, or if less, eight percent (8%) (the lesser rate shall be the "Applicable Interest Rate"); or (B) if the present value of the vested Accrued Benefit exceeds
               $25,000, by using and interest rate that is not greater than one hundred twenty percent (120%) of the Applicable Interest
               Rate; and

                    (ii) by using the basic Unisex (UP) 1984
               Mortality Table with a one-year setback for participants and a two-year setback for Beneficiaries.

               (b) for distributions occurring on or after April 1, 1996:

                    (i) by using the interest rate applicable
               to 30-year Treasury securities determined as of the second calendar month immediately preceding the beginning of the Plan Year in which the distribution is made; and

                    (ii) by using the mortality table based on
               the prevailing commissioners' standard table described in Code Section 807(d) (5) (A)."

                    5.

     Except as provided herein to the contrary, this Amendment
No. 4 shall be effective as of March 14, 1996. Except as herein amended, the provisions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Corporation has executed this Amendment No. 4 as of the day and year first written above.

                                   CORPORATION:

                                   CENTRAL AND SOUTHERN HOLDING COMPANY
 (CORPORATE SEAL)


                                   By:________________________________
                                   Title:_____________________________

ATTEST:

By:____________________________
Title:_________________________